Exhibit n(4)

POWER OF ATTORNEY

The undersigned officer and/or director of Prospect Capital Corporation, a corporation formed under the laws of the State of Maryland (the "Company"), does hereby constitute and appoint John F. Barry III, and M. Grier Eliasek, and each of them, his or her true and lawful attorneys and agents, each with full power and authority (acting separately and without the other) to execute in the name and on behalf of the undersigned as such officer and/or director, a Registration Statement on Form N-2 (File No. 333-164270), including any pre-effective amendments and/or any post-effective amendments thereto and any subsequent Registration Statement of the Company pursuant to Rule 462(b) of the Securities Act of 1933, as amended (the "1933 Act"), and any other filings in connection therewith, and to file the same under the 1933 Act or the Investment Company Act of 1940, as amended, or otherwise, with respect to the registration of the Company or the registration or offering of the Company's common shares; granting to such attorneys and agents and each of them, full power of substitution and revocation in the premises; and ratifying and confirming all that such attorneys and agents, or any of them, may do or cause to be done by virtue of these presents.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of this 2nd day of September, 2010.

By:	/s/ Eugene S. Stark
Name:	Eugene S. Stark
Title:	Director

Executed in New York, NY

 IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of this 2nd day of September, 2010.

By:	/s/ William J. Gremp
Name:	William J. Gremp
Title:	Director

Executed in New York, NY